SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549


                                 Form 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported): December 22, 1999



                      GENERAL INSTRUMENT CORPORATION
           (Exact Name of registrant specified in its charter)

         Delaware                     001-12925                36-4134221
  -----------------------      -----------------------    --------------------
 (State of Incorporation)     (Commission File Number)       (IRS Employer
                                                           Identification No.)

                           101 Tournament Drive
                            Horsham, PA  19044
                 ----------------------------------------
                 (Address of principal executive offices)

              Registrant's telephone number: (215) 323-1000

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Item 5.   Other Events
          ------------

           On September 14, 1999, General Instrument Corporation (the "Company") entered into an agreement and plan of merger with Motorola, Inc. ("Motorola") and a wholly-owned subsidiary of Motorola ("Sub") pursuant to which the Company will merge with Sub and become a wholly-owned subsidiary of Motorola and each share of common stock of the Company (other than shares held in the treasury of the Company) will be converted into the right to receive 0.575 of a share of Motorola common stock (the "Merger"). It is currently contemplated that the Merger will be consummated shortly following the receipt of approval of the Company's stockholders at a special meeting of stockholders of the Company to be held on January 5, 2000. A summary of the terms of the Merger and a copy of the merger agreement are included in the Company's proxy statement dated November 29, 1999 included in Motorola's Registration Statement on Form S-4 (File No. 333-88735) (the "Merger Proxy Statement") and incorporated herein by reference.

          Reference is made to the section of the Merger Proxy Statement entitled "Interests of Certain Persons in the Merger", which contains a description of Motorola's intention to implement a retention program for senior executives of the Company in order to provide incentives for them to remain with Motorola after the Merger is completed and to achieve high performance results. In furtherance of such retention program, on December 22, 1999, Edward D. Breen, Chairman of the Board and Chief Executive Officer, and certain other executives of the Company entered into retention agreements (the "Retention Agreements") with Motorola as contemplated by the proposed arrangements described in the Merger Proxy Statement under "Interests of Certain Persons in the Merger".

          As discussed in the Merger Proxy Statement, the Retention Agreements have three components: Motorola stock options, restricted Motorola share grants and cash retention bonuses. Pursuant to the Retention Agreements, each executive will receive two grants of Motorola stock options. Motorola will make one grant of stock options with an exercise price equal to the fair market value of the underlying shares on the date of grant within 10 business days after the effective time of the Merger and the other grant at the next annual cycle grant of Motorola stock options following the quarter in which the Merger occurs. The Motorola stock options will vest in four equal installments, on each of the first four anniversaries of the date of grant, in accordance with the Motorola Incentive Plan of 1998. The Retention Agreements provide that certain of the executives will be granted restricted Motorola shares within 10 business days after the effective time of the Merger, that will vest if their employment continues through the second anniversary of the Merger, subject to the terms and conditions of the Motorola Incentive Plan of 1998. In addition, under the Retention Agreements, the executives will receive a cash retention bonus if their employment continues for two years from the completion date of the Merger. The cash retention bonus with respect to certain executives includes a tax gross-up payment so that the executive is made whole for a specified amount of ordinary income tax levied against the cash bonus payment, assuming a 31.8% tax rate. The aggregate amount of such gross-up payments is approximately $2.6 million if all such retention bonuses become payable.

                                SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  GENERAL INSTRUMENT CORPORATION
                                  (Registrant)


                                  By: /s/ Robert A. Scott
                                      Name:  Robert A. Scott
                                      Title: Senior Vice President,
                                             General Counsel and
                                             Secretary


Date:  December 23, 1999